EXHIBIT 23. CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our report dated January 28, 2002, included in the 2001 Annual Report to Shareholders of Eli Lilly and Company.

We also consent to the incorporation by reference in the following registration statements of our report dated January 28, 2002 with respect to the consolidated financial statements incorporated by reference in the 2001 Annual Report (Form 10-K) of Eli Lilly and Company:


Registration Statement No.      Type of Statement       Date
--------------------------      -----------------       ----
33-29482                        S-8                     June 23, 1989
33-37341                        S-8                     October 17, 1990
33-58466                        S-3                     February 17, 1993
33-50783                        S-8                     October 27, 1993
33-56141                        S-8                     October 24, 1994
333-02021                       S-8                     March 28, 1996
333-62015                       S-8                     August 21, 1998
333-66113                       S-8                     October 26, 1998
333-90397                       S-8                     November 5, 1999
333-35248                       S-3                     April 20, 2000
333-70308                       S-8                     September 27, 2001



                                          ERNST & YOUNG LLP

Indianapolis, Indiana
March 25, 2002